Exhibit 99.1

Contact: Michael Kirshbaum Chief Financial Officer 202.266.5876 jacobsg@advisory.com	The Advisory Board Company 2445 M Street, N.W. Washington, D.C. 20037 www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
RESULTS FOR QUARTER ENDED DECEMBER 31, 2011

Company Reports Quarterly Revenue Growth of 33% and Contract Value Growth of 29%;
Issues Guidance for Calendar Year 2012; Announces New Program

WASHINGTON, D.C. — (February 1, 2012) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the quarter ended December 31, 2011, the third quarter of its 2012 fiscal year. Revenue for the quarter increased 33.0% to $100.0 million, from $75.2 million for the quarter ended December 31, 2010. Contract value increased 28.8% to $386.6 million as of December 31, 2011, up from $300.2 million as of December 31, 2010. For the quarter ended December 31, 2011, net income was $8.1 million, or $0.46 per diluted share, compared to net income of $3.9 million, or $0.24 per diluted share, for the quarter ended December 31, 2010. For the quarter ended December 31, 2011, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA, all of which are non-GAAP financial measures, were $10.6 million, $0.61 per diluted share, and $19.3 million, respectively.  For the quarter ended December 31, 2010, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA were $6.7 million, $0.40 per diluted share, and $11.6 million, respectively.

For the nine months ended December 31, 2011, revenue increased 28.9% to $274.6 million, from $213.0 million for the nine months ended December 31, 2010. Net income was $17.1 million, or $1.00 per diluted share, for the nine months ended December 31, 2011, compared to net income of $13.4 million, or $0.82 per diluted share, for the same period of the prior fiscal year. For the nine months ended December 31, 2011, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA were $28.7 million, $1.67 per diluted share, and $51.1 million, respectively.  For the nine months ended December 31, 2010, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA were $21.0 million, $1.29 per diluted share, and $36.0 million, respectively.

Robert Musslewhite, Chief Executive Officer of The Advisory Board Company, commented, “We are very pleased with our strong performance for the quarter and the calendar year.  Our calendar year revenue and adjusted EBITDA growth of 27% and 29%, respectively, along with our 29% year-over-year December 31 contract value growth, demonstrate that we have the right formula for success:  delivery of outstanding member value, thoughtful scaling of programs and relationships, and strategic investments in future growth.  Based on our calendar 2011 performance, as well as the inherent visibility of our business model, we expect 2012 to be another year of strong revenue growth and margin expansion even as we continue to make key investments in the business to continue on our rapid growth trajectory years into the future.”

Mr. Musslewhite continued, “I am also pleased to announce today our newest program launch: the Physician Practice Roundtable, a renewable research membership program that equips independent physician organizations with the strategic insights and practical tools needed to elevate their clinical, operational, and financial performance.  In today’s changing health care environment, medical groups must look beyond managing solely to fee-for-service performance aims and instead ready their organizations for success under value-based payment.  In support of this challenging reality, the Physician Practice Roundtable offers new best practice case studies, tactical resources, and road-tested toolkits to help independent physician organizations develop the efficiencies required in today’s marketplace.  The program also provides unparalleled insight into health system strategy, improving physician groups’ ability to evaluate and execute future partnerships in a rapidly evolving health care market.  Augmenting our own ability to serve physician practices, the Physician Practice Roundtable is an exciting addition to our portfolio, and we look forward to its continued success.”

Sale of OptiLink

On January 20, 2012, the Company sold substantially all of the assets of its OptiLink business to Kronos Incorporated for cash. The OptiLink business, which is headquartered in a suburb of Portland, Oregon and had approximately 35 employees, generated approximately $6.4 million in revenue, $0.7 million in income from operations, and less than $1.5 million in adjusted EBITDA for calendar year 2011. The Company expects to record a gain on the transaction of approximately $3.5 million in the fiscal quarter ending March 31, 2012.

Share Repurchase

During the three months ended December 31, 2011, the Company repurchased 28,079 shares of its common stock at a total cost of approximately $1.9 million. As of December 31, 2011, the Company had repurchased since the program’s inception 7,632,390 shares of its common stock at a total cost of approximately $322.9 million.

Outlook for Calendar Year 2012

The Company is providing financial guidance for calendar year 2012.  For the calendar year, the Company expects revenue to be in a range of approximately $420 million to $430 million, adjusted EBITDA to be in a range of approximately $77 million to $82 million, and non-GAAP earnings per diluted share to be in a range of approximately $2.40 to $2.60.  For calendar year 2012, the Company expects share-based compensation expense to be approximately $13.5 million, and expects amortization from acquisition-related intangible assets to be approximately $5 million.  For calendar year 2012, the Company expects an effective tax rate of approximately 38.0% to 38.5%.

Non-GAAP Financial Measures

This press release and the accompanying tables present information about adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We define our non-GAAP financial measures as described below.

The term “adjusted EBITDA” refers to a financial measure that we define as net income before provision for income taxes; other income, net, which includes interest income, gain on investment in common stock warrants, and foreign currency losses and gains; depreciation and amortization; amortization of intangibles (incl. in CoS); acquisition and similar transaction charges; fair value adjustments to acquisition-related earn out liabilities; equity in income of unconsolidated entity; and share-based compensation expense. The term “adjusted net income” refers to net income excluding the net of tax effect of amortization of acquisition-related intangibles; acquisition and similar transaction charges; fair value adjustments to acquisition-related earn out liabilities; gain on investment in common stock warrants; equity in income of unconsolidated entity; and share-based compensation expense. The term “non-GAAP earnings per diluted share” refers to net income per share excluding the net of tax effect of amortization of acquisition-related intangibles; acquisition and similar transaction charges; fair value adjustments to acquisition-related earn out liabilities; gain on investment in common stock warrants; equity in income of unconsolidated entity; and share-based compensation expense.

The foregoing non-GAAP measures may be calculated differently from similarly titled measures used by other companies, which limits their usefulness as comparative measures, and should be considered in addition to financial measures prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP measures or results as indicators of performance. We use these non-GAAP financial measures for internal budgeting and other managerial purposes because they enable the Company’s management to evaluate projected operating results on a basis that allows for comparability without regard to changes arising from applicable tax rates, variability in interest income and foreign currency exchange rates, periodic costs of certain capitalized tangible and intangible assets, share-based compensation expense, and certain non-cash and special charges.

There are limitations associated with these non-GAAP financial measures as indicators of performance, including that they do not reflect all changes in applicable tax rates, foreign currency exchange rates, share-based compensation expense, or the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our business.

A reconciliation of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the periods indicated. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and forecasted non-GAAP earnings per diluted share to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures cannot reasonably be estimated or predicted at this time.

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income	$8,052	$3,934	$17,126	$13,412
Provision for income taxes	5,702	2,204	11,146	7,512
Other income, net (1)	(1,625)	(480)	(2,870)	(1,278)
Depreciation and amortization	2,235	1,479	6,303	4,289
Amortization of intangibles (incl. in CoS)	1,623	1,133	4,357	3,575
Acquisition and similar transaction charges	—	—	648	—
Fair value adjustments to acquisition-related earn out liabilities	(200)	1,100	5,300	1,500
Equity in income of unconsolidated entity	609	—	609	—
Share-based compensation expense	2,947	2,189	8,462	6,980

Adjusted EBITDA	$19,343	$11,559	$51,081	$35,990

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income	$8,052	$3,934	$17,126	$13,412
Amortization of acquisition-related intangibles, net of tax	946	665	2,644	2,149
Acquisition and similar transaction charges, net of tax	—	—	405	—
Fair value adjustments to acquisition-related earn out liabilities, net of tax	(121)	705	3,317	962
Gain on investment in common stock warrants, net of tax	(663)	—	(663)	—
Equity in income of unconsolidated entity	609	—	609	—
Share-based compensation, net of tax	1,777	1,403	5,224	4,474

Adjusted net income	$10,600	$6,707	$28,662	$20,997

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
GAAP earnings per diluted share	$0.46	$0.24	$1.00	$0.82
Amortization of acquisition-related intangibles, net of tax	0.06	0.04	0.16	0.13
Acquisition and similar transaction charges, net of tax	—	—	0.02	—
Fair value adjustments to acquisition-related earn out liabilities, net of tax	(0.01)	0.04	0.19	0.06
Gain on investment in common stock warrants, net of tax	(0.04)	—	(0.04)	—
Equity in income of unconsolidated entity	0.04	—	0.04	—
Share-based compensation, net of tax	0.10	0.08	0.30	0.28

Non-GAAP earnings per diluted share	$0.61	$0.40	$1.67	$1.29

(1)	Other income, net includes interest income of $0.6 million and $0.5 million for the three months ended December 31, 2011 and 2010, respectively, and $1.7 million and $1.2 million for the nine months ended December 31, 2011 and 2010, respectively. Other income, net also includes a foreign currency loss of $0.1 million and foreign currency gain of $11,000 for the three months ended December 31, 2011 and 2010, respectively. Other income, net includes foreign currency gain of $0.1 million for both the nine months ended December 31, 2011 and 2010. Other income, net also includes a gain on investment in common stock warrants of $1.1 million for the three months ended December 31, 2011.

Web and Conference Call Information

As previously announced, the Company will hold a conference call to discuss its third quarter performance this evening, February 1, 2012, at 6:00 p.m. Eastern Time. The conference call will be available via live web cast on the Company’s web site at www.advisoryboardcompany.com/IR. To participate by telephone, the dial-in number is 866.700.0133 and the access code is 84284729. Participants are advised to dial in at least five minutes prior to the call to register. The web cast will be archived for seven days from 8:00 p.m. Eastern Time on Wednesday, February 1, until 11:00 p.m. Eastern Time on Wednesday, February 8, 2012.

About The Advisory Board Company

The Advisory Board Company is a global research, technology, and consulting firm partnering with 125,000 leaders in 3,200 organizations across health care and higher education. Through its innovative membership model, the firm collaborates with executives and their teams to elevate performance and solve their most pressing challenges. The company provides strategic guidance, actionable insights, web-based software solutions, and comprehensive implementation and management services. For more information, visit the firm’s new website, http://www.advisory.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including the Company’s expectations regarding its revenue, adjusted EBITDA, non-GAAP earnings per diluted share, share based compensation expense, amortization from acquisition-related intangibles, and effective tax rate for calendar year 2012 are based on information available to the Company as of February 1, 2012, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and involve risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed or implied in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated or implied by forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with our software tools and installation support tools, our ability to license technology from third parties, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company, as well as other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, and subsequent reports filed with the Securities and Exchange Commission which are available on the Company’s website at www.advisoryboardcompany.com/IR and at the Securities and Exchange Commission’s website at www.sec.gov. Additional information will also be set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2011, which will be filed with the Securities and Exchange Commission in February 2012.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements made in this news release, which speak only as of the date of this news release. The Company does not undertake to update its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

# # #

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)

	Three Months Ended		Selected	Nine Months Ended		Selected
	December 31,		Growth	December 31,		Growth
	2011	2010	Rates	2011	2010	Rates
Statements of Income
Revenue	$100,043	$75,210	33.0%	$274,589	$213,000	28.9%

Cost of services (1) (2) (3)	54,237	41,232		152,235	113,091
Member relations and marketing (1)	18,448	17,099		54,946	48,352
General and administrative (1)	12,385	9,742		35,094	27,622
Depreciation and amortization	2,235	1,479		6,303	4,289
Income from operations	12,738	5,658		26,011	19,646
Other income, net (4)	1,625	480		2,870	1,278
Income before provision for income taxes	14,363	6,138		28,881	20,924
Provision for income taxes	(5,702)	(2,204)		(11,146)	(7,512)
Equity in income of unconsolidated entity	(609)	-		(609)	-
Net income	$8,052	$3,934		$17,126	$13,412

Earnings per share
Basic	$0.49	$0.25		$1.05	$0.86
Diluted	$0.46	$0.24		$1.00	$0.82
Weighted average common shares outstanding
Basic	16,476	15,796		16,298	15,663
Diluted	17,469	16,600		17,184	16,303
Contract Value (at end of period)	$386,633	$300,165	28.8%
Percentages of Revenues
Cost of services (1) (2) (3)	54.2%	54.8%		55.4%	53.1%
Member relations and marketing (1)	18.4%	22.7%		20.0%	22.7%
General and administrative (1)	12.4%	13.0%		12.8%	13.0%
Depreciation and amortization	2.2%	2.0%		2.3%	2.0%
Income from operations	12.7%	7.5%		9.5%	9.2%
Net income	8.0%	5.2%		6.2%	6.3%

(1)	During the three months ended December 31, 2011 and 2010, the Company recognized approximately $0.9 million and $0.6 million in cost of services, approximately $0.6 million and $0.6 million in member relations and marketing, and approximately $1.5 million and $1.0 million in general and administrative expense for share-based compensation. During the nine months ended December 31, 2011 and 2010, the Company recognized approximately $2.6 million and $2.0 million in cost of services, approximately $1.6 million and $1.5 million in member relations and marketing, and approximately $4.3 million and $3.5 million in general and administrative expense for share-based compensation. The Company has recorded all these expenses in the same line items as other compensation paid to the relevant categories of employees.

(2)	During the three months ended December 31, 2011 and 2010, the Company recognized approximately ($200k) and $1.1 million in cost of services relating to fair value adjustments of acquisition-related earn out liabilities. During the nine months ended December 31, 2011 and 2010, the Company recognized $5.3 million and $1.5 million in cost of services relating to fair value adjustments of acquisition-related earn out liabilities.

(3)	During the three months ended December 31, 2011 and 2010, the Company recognized $1.6 million and $1.1 million of amortization expense of intangible assets in cost of services. During the nine months ended December 31, 2011 and 2010, the Company recognized $4.4 million and $3.6 million of amortization expense of intangible assets in cost of services.

(4)	During the three and nine months ended December 31, 2011, the Company recognized a $1.1 million gain on an investment in common stock warrants. The Company has recorded this gain in other income, net. There was no such gain during the three and nine months ended December 31, 2010.

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	March 31,
	2011	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$48,426	$30,378
Marketable securities	5,876	—
Membership fees receivable, net	267,003	179,162
Prepaid expenses and other current assets	9,829	7,069
Deferred income taxes, net	8,301	5,894
Total current assets	339,435	222,503
Property and equipment, net	45,876	29,529
Intangible assets, net	22,453	18,450
Goodwill	79,661	67,155
Deferred incentive compensation and other charges	54,630	46,226
Deferred income taxes, net of current portion	7,949	9,646
Investment in unconsolidated entity	9,391	—
Other non-current assets	8,600	11,500
Marketable securities	98,643	86,179
Total assets	$666,638	$491,188

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$304,733	$223,876
Accounts payable and accrued liabilities	62,855	51,957
Accrued incentive compensation	16,859	13,609
Total current liabilities	384,447	289,442
Long-term deferred revenues	67,191	42,139
Other long-term liabilities	20,340	11,015
Total liabilities	471,978	342,596

Stockholders’ equity:
Common stock	232	225
Additional paid-in capital	300,525	267,242
Retained earnings	181,575	164,449
Accumulated elements of comprehensive income	2,112	(120)
Treasury stock	(289,784)	(283,204)
Total stockholders’ equity	194,660	148,592

Total liabilities and stockholders’ equity	$666,638	$491,188

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income	$17,126	$13,412
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	6,303	4,289
Amortization of intangible assets	4,357	3,575
Deferred income taxes	(1,914)	(753)
Excess tax benefits from stock-based payments	(2,796)	(1,900)
Stock-based compensation expense	8,462	6,980
Amortization of marketable securities premiums	850	448
Gain on investment in common stock warrants	(1,100)	—
Equity in income of unconsolidated entity	609	—
Changes in operating assets and liabilities:
Member fees receivable	(85,777)	(49,389)
Prepaid expenses and other current assets	1,262	(1,932)
Deferred incentive compensation and other charges	(8,404)	(9,975)
Deferred revenues	105,312	65,090
Accounts payable and accrued liabilities	13,228	8,792
Accrued incentive compensation	3,250	(665)
Other long-term liabilities	6,425	(4,341)

Net cash flows provided by operating activities	67,193	33,631

Cash flows from investing activities:
Purchases of property and equipment	(22,650)	(7,396)
Capitalized software development costs	(2,010)	(1,433)
Cash paid for acquisitions, net of cash acquired	(16,829)	(35,120)
Redemption of marketable securities	16,000	20,080
Purchases of marketable securities	(31,748)	(40,544)
Other investing activities	(10,000)	—
Net cash flows used in investing activities	(67,237)	(64,413)

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	22,980	11,889
Repurchase of shares to satisfy minimum employee tax withholding	(1,266)	(616)
Proceeds on issuance of stock under employee stock purchase plan	162	139
Excess tax benefits from share-based compensation arrangements	2,796	1,900
Purchases of treasury stock	(6,580)	(6,495)
Net cash flows provided by financing activities	18,092	6,817

Net increase (decrease) in cash and cash equivalents	18,048	(23,965)
Cash and cash equivalents, beginning of period	30,378	61,238
Cash and cash equivalents, end of period	$48,426	$37,273